Exhibit 99.1

CERTIFICATION
Pursuant to 18 United States Code § 1350

     The undersigned hereby certifies that, to his knowledge, the Annual Report on Form 11-K for the Phelps Dodge Employee Savings Plan for the year ended December 31, 2002 (the “Plan”), filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ David L. Pulatie
Name: Title: Date:	David L. Pulatie Plan Administrator June 30, 2003

     This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Plan for purposes of § 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by § 906 has been provided and will be retained by Phelps Dodge Corporation and furnished to the Securities and Exchange Commission or its staff upon request.